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                                                                    Exhibit 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the 2003 Stock Incentive Plan of Ashford Hospitality Trust, Inc., and to the incorporation by reference therein of our report dated May 8, 2003 (except for Note 8, as to which the date is May 13, 2003), in post-effective Amendment No. 1 to the Registration Statement (Form S-11 No. 333-105277) and related Prospectus of Ashford Hospitality Trust, Inc., filed with the Securities and Exchange Commission.

Dallas, TX
August 28, 2003